State of Delaware
Secretary of State
Division of Corporations
Delivered 11:17 AM 08/13/2025
FILED 11:17 AM 08/13/2025
SR 20253657576 - File Number 10294130

STATE OF DELAWARE
CERTIFICATE OF FORMATION
for

PROPFUNDR, LLC

The undersigned, being an authorized person, desiring to form a registered series limited liability company formation pursuant to Section 18-201 of the Limited Liability Company Act of the State of Delaware as amended (the "Act"), does hereby certify as follows:

1. Name of Limited Liability Company. The name of the limited liability company is PropFundr, LLC (the "Company").

2. Address of Registered Office: Name of Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o A Registered Agent, Inc., 8 The Green, Suite A, in the City of Dover, County of Kent, 19901. The name of the registered agent for service of process on the Company at such address is A Registered Agent, Inc.

3. Notice of Series Limited Liability Company. The Company shall have the authority to establish one (1) or more registered series of interests in accordance with Section 18-218(a) of the Act.

4. Notice of Limitation of Liabilities of Series. Notice is hereby given that pursuant to Section 18-218(b) of the Act, the Company is or may hereafter be constituted as a series limited liability company and that pursuant to Section 18-218(c) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular registered series of the Company shall be enforceable against the assets of such registered series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 15th day of August, 2025.

By:

Name: Ronald Walsh

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF FORMATION
OF
PROPFUNDR, LLC

The undersigned, being an authorized person, desiring to amend the Certificate of Formation of PropFundr, LLC pursuant to the Limited Liability Company Act of the State of Delaware as amended (the "Act"), does hereby certify as follows:

1. Name of the Limited Liability Company is PropFundr, LLC (the "Company").

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

   Paragraph 1 of the Certificate of Formation is hereby amended and restated in its entirety to read as follows:

   1. Name of Limited Liability Company. The name of the limited liability company is VestFundr, LLC (the "Company").

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on the 12th day of October, A.D. 2025.

By:

Name: Ronald Walsh

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:35 AM 10/14/2025
FILED 10:35 AM 10/14/2025
SR 20254257560 - File Number 10294130